Exhibit 32

Certification of Principal Executive Officer and Principal Financial Officer

18 U.S.C. Section 1350

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, the Principal Executive and Financial Officers of GLOBAL BIOTECH CORP. (the "Company"), hereby certifies that totheir knowledge on the date hereof:

(a)	The Annual Report on Form 10-K of the Company for the year ended November 30, 2011, filed on the date hereof with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15 (d) of the Securities Exchange Act of 1934; and
(b)	Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2013

/s/ Leonard Stella
Leonard Stella
Chief Executive Officer

/s/ Yehuda Kops
Yehuda Kops
Chief Financial Officer